EXHIBIT 99.1

JOINT FILING AGREEMENT

PURSUANT TO RULE 13D-1(K)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning such person contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that such person knows or has reason to believe that such information is inaccurate.

Date: January 13, 2020

CORBIN CAPITAL PARTNERS GROUP, LLC

By:	/s/ Daniel Friedman
	Name:	Daniel Friedman
	Title:	Authorized Signatory

CORBIN CAPITAL PARTNERS, L.P.

By:	/s/ Daniel Friedman
	Name:	Daniel Friedman
	Title:	General Counsel

CORBIN OPPORTUNITY FUND, L.P.

By:	Corbin Capital Partners, L.P.
its investment manager

By:	/s/ Daniel Friedman
	Name:	Daniel Friedman
	Title:	General Counsel